Exhibit 99
Fiscal 2010 Second Quarter Update May 17, 2010

Safe Harbor For Forward Looking Statements This presentation may contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding future prospects, plans, performance and capital structure, anticipated capital expenditures and completion of construction projects, as well as statements that are identified by the use of the words "anticipates," "estimates," "expects," "forecasts," "intends," "plans," "predicts," "projects," "believes," "seeks," "will," "may," and similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from results referred to in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company's ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company's ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company's credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers' ability to pay for, the Company's products and services; the creditworthiness or performance of the Company's key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company's natural gas and oil reserves; impairments under the SEC's full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company's ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company's projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; changes in laws and regulations to which the Company is subject, including those involving taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; significant differences between the Company's projected and actual capital expenditures and operating expenses, and unanticipated project delays or changes in project costs or plans; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company's pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. For a discussion of these risks and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors" in the Company's Form 10-K for the fiscal year ended September 30, 2009 and the Company's Forms 10-Q for the quarters ended December 31, 2009 and March 31, 2010. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The Securities and Exchange Commission (the "SEC") currently permits the Company, in its filings with the SEC, to disclose only proved reserves that the Company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company uses the terms "probable," "possible," "resource potential" and other descriptions of volumes of reserves or resources potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines would prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and, accordingly, are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosure in our Form 10-K available at www.nationalfuelgas.com. You can also obtain this form on the SEC's website at www.sec.gov.

National Fuel Gas Company Business Segment Reporting Publicly Traded Holding Company NYSE symbol - NFG Reporting Segments Corporate Subsidiaries

Net Income from Continuing Operations Excluding Items Impacting Comparability (1) National Fuel Gas Company A reconciliation to GAAP Net Income is included at the end of this presentation. (CHART) (CHART) $217.6 Million 12 Months Ended March 31, 2010 E&P $112.4 MM 51.7%

Net Income from Continuing Operations Excluding Items Impacting Comparability (1) National Fuel Gas Company A reconciliation to GAAP Net Income is included at the end of this presentation. A reconciliation to the E&P segment's Total Operating Revenue is included at the end of this presentation (CHART) (CHART) $217.6 Million 12 Months Ended March 31, 2010 Revenue(2)

National Fuel Gas Company Capital Expenditures(1) from Continuing Operations (CHART) A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation.

National Fuel Gas Company Capital Expenditures(1) - An Appalachian Focus (CHART) (2) (3) A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation. Defined as spending related to efforts to drill for, gather, or transport Appalachian sources of natural gas Any other maintenance spending in the Appalachian region, plus spending in areas outside of the Appalachian region

WEST TO EAST PHASE 1 & PHASE 2 APPALACHIAN LATERAL LAMONT COMPRESSOR STATION COVINGTON GATHERING SYSTEM TIOGA COUNTY EXTENSION LINE "N" EXPANSION GALBRAITH STORAGE EAST BRANCH STORAGE 8 WEST TO EAST EXPANSION HORIZONTAL DRILLING ACTIVITY VERTICAL DRILLING ACTIVITY PIPELINE & STORAGE / MIDSTREAM EXPANSION INITIATIVES NORTHERN ACCESS May 17, 2010

Utility Segment National Fuel Gas Distribution Corporation

Utility Segment (Shaded Region) Operated by National Fuel Gas Distribution Corporation Gas service to approximately 727,000 customers in western New York & northwest Pennsylvania Focused on providing safe, reliable service and minimizing operating expenses May 17, 2010

Utility Keys to Continued Success

Utility (1) Excludes out-of-period adjustment to symmetrical sharing of $0.03. Diluted Earnings per Share (Before Items Impacting Comparability) (CHART)

Safety Performance NYGoal NYActual(1) PAActual(1) Bare Steel Main Reduction (Miles) 80 81.22 41 Bare Steel Services Reduction (Services) 4,000 4,440 1,711 Leak Backlog (1, 2A & 2) (Leaks) 75 68 69 Emergency Response within 30 minutes 75% 90.2% 82.8% Emergency Response within 45 minutes 90% 97.2% 98.5% Emergency Response within 60 minutes 95% 98.2% 99.4% (1) 12-Months Ended December 31, 2009 2009 Safety Performance Measures Utility

(CHART) O&M Expense Utility

Accounts Receivable - Customer (1) (CHART) (1) All values include Purchase of Receivables ("POR") Program Utility

As of May 7, 2010 Program year runs from November to May HEAP/LIHEAP (CHART) (1) Utility

Utility Excellent Customer Service Customer Service Performance NY Goal NY Actual(1) PA Actual(1) Telephone Response (within 30 seconds) 74.0% 85.0% 90.7% Customer Satisfaction: Residential Commercial 85.1%86.0% 88.6%86.3% 86.2% PSC Complaints (per 100,000 Customers) 2.1 0.5 N/A Estimated Meter Reading Not to Exceed 15.9% 13.8% 12.0% Adjusted Bills Not to Exceed 1.9% 1.2% 1.7% New Service Gas Installations Installed within 10 Days 98.0% 99.8% 99.8% Non-Emergency Field Appointments Kept 98.0% 99.4% 99.3% (1) 12-Months Ended December 31, 2009

New York Revenue Decoupling Conservation Incentive Program Merchant Function Charge 90/10 Sharing Weather Normalization Low Income Rates Pennsylvania Low Income Rates Pending: Revenue Decoupling Choice Program Rate Mechanisms Utility

FOCUS: Continued Execution of this Strategy Utility

Exploration & Production Seneca Resources Corporation

Exploration & Production Marcellus Shale Accelerate development; convert resource potential to reserves Appalachian Region - Upper Devonian Drill 50-150 wells per year Proved Reserves @ 9/30/2009 California Continue to operate as a low-cost producer Gulf of Mexico No exploration; Develop and produce existing reserves 721 Bcfe 4 - 8 Tcfe 35 Bcfe 342 Bcfe Probable Reserves, Possible Reserves, and Resource Potential 130 Bcfe 21 Bcfe 272 Bcfe 21 Bcfe

Exploration & Production Balance Between Oil and Gas (CHART) (1) (2) (2) At September 30, 2009 12 months ended March 31, 2010

Exploration & Production Capital Expenditures by Region (CHART) Does not include the $34.9MM acquisition of Ivanhoe's US-based assets in California, as this was accounted for as an investment in subsidiaries on the Statement of Cash Flows, and was not included in Capital Expenditures.

Exploration & Production Annual Production by Region (CHART)

Exploration & Production California

Seneca's California Properties South Lost Hills 2,100 BOEPD Monterey Shale Primary 221 Active Wells Sespe 900 BOEPD Sespe Formation Primary 192 Active Wells North Lost Hills 1,200 BOEPD Tulare & Etchegoin Formation Primary & Steamflood 202 Active Wells North Midway Sunset 4,300 BOEPD Potter & Tulare Formation Steamflood 694 Active Wells South Midway Sunset 600 BOEPD Antelope Formation Steamflood 59 Active Wells

California Average Daily Production 2009 Average Daily Production Up ~ 550 BOEPD vs. 2008: Marvic drilling @ MWSS Sespe property exchange Improved steaming efficiency Ivanhoe Acquisition Strategy: Modest Capital spending to maintain production Pursue additional bolt-on acquisitions (CHART) Ivanhoe Acquisition

West Division Ivanhoe Acquisition Acquisition(July 2009) January 2010 Oil Price $58 $72 PV10 (Proved) $42.1MM $70.3MM LOE $17.56/BOE $10.97/BOE Completed 14 well development program First well went into production on February 10, 2010 South Midway Sunset Production: 600 BOE/d 900 BOE/d by Fiscal Year-End 1,000 BOE/d by Mid-2011

Gulf of Mexico Exploration & Production

Gulf of Mexico Average Daily Production Minimal Capital spending in 2010 Production Holding steady (CHART)

Marcellus Shale Exploration & Production

Marcellus Shale Seneca Acreage Position Range Resources Seneca Chesapeake Cabot Seneca/EOG SRC Fee/Lease Seneca

Marcellus Shale EOG Joint Venture Overview & Results Approx. Outline of JV Acreage 200,000 Gross Acres Seneca 50% W.I. (Avg. 58% NRI) EOG 50% W.I. (40% NRI) EOG Acreage Contributed ~120,000 Gross Acres Seneca 50% W.I. (40% NRI) EOG Operated 20 Horizontals Drilled; 6 frac'd IP: 1-4 MMCFD Net Production: 5.0 MMCFD EOG Operated 5 Horizontals Drilled; 4 frac'd IP: 2-4 MMCFD Net Production: 2.0 MMCFD EOG Operated 2 Horizontals Drilled; 2 frac'd IP: 1-2 MMCFD Net Production: 0.5 MMCFD EOG

Marcellus Shale Seneca Drilling Program Results Seneca Operated 12 Horizontals Drilled 7 frac'd IP: 5-13 MMCFD EURs: 4-6 BCF Net Production: ~25 MMCFD Seneca Operated 2 Horizontals Drilled 1 frac'd IP: 3.9 MMCFD EUR: 3 BCF EOG Seneca Operated Currently drilling/completing Seneca Operated 2 Horizontals Drilled 2 frac'd IP: 1.5-2 MMCFD EUR: 2-3 BCF

IP: 5.7, 4.8 MMCFPD Peak 24 hr IP: 13.2 MMCFPD (First 30 Days: 10.8 MMCFD) IP: 9.3, 7.5, 7.2 MMCFPD IP: 7.8 MMCFD off map to south Marcellus Shale Covington Area Structure Map Currently drilling 7th well on pad Drilling "top holes" for 5 well pad

Marcellus Shale 5-Well Pad in Covington Area Utilizing multi-well Pad drilling in Tioga County "Crawler rig" air rig drills a series of top holes to kick-off-point Switch over to mud and drill a reverse sequence of laterals Greatly reduced time for rig moves Only switch from air to mud once for entire pad Will reduce average cost per well Will result in "stair-stepped" production increases

Marcellus Shale Water Use Recovering water discharged from an abandoned coal mine which was polluting a local trout stream Authorized by SRBC to withdraw approximately 500,000 gallon per day of mine discharge Building water pipeline system to supply all frac water for Seneca in Tioga County (90 wells) Can supply water for 3 fracs per month Cost of system ~ $3.7 million Savings ~ $120,000 per well (pay out: 31 wells) Other Benefits: Improved stream quality Substantial reduction of water truck activity No need to withdraw water elsewhere

Marcellus Shale Horizontal Drilling Results EOG Total 43 Horizontals Drilled 22 Frac'd and Completed Net Production: 32 MMCFD

Marcellus Shale Marcellus Net Production (CHART)

Fiscal 2010 Marcellus Shale Drilling Plan Marcellus Shale Develop JV focus area (EOG Operated) 20-30 wells September 2010 net production 10-20 MMcfd Develop Tioga focus area (Seneca Operated) 22-30 wells Current net production ~25 MMcfd September 2010 net production 30-50 MMcfd De-risk and prioritize additional areas: 8-10 wells (includes some verticals) Minimal production in Fiscal Year 2010 2-3 new focus areas by September 2010

(CHART) Marcellus Shale Wells Drilled per Year

Marcellus Shale (CHART) Western Development Area Pre-Tax IRR: 3.0 BCF EUR; $4.0 MM Well Cost JV Wells on Seneca Mineral Fee 100% Wells on Seneca Mineral Fee Typical 15% Royalty Rate Assumes approximately $.60/MCF lifting and gathering cost

Seneca Full-Cycle Economics Superior to Most Competitors Marcellus Shale Minimal Acreage Cost Mostly Fee (Seneca owns minerals) Average cost < $100/acre Low Royalty Mostly Fee (0% royalty) Acres contributed to EOG JV have 50% WI/ 58% NRI Rode the Learning Curve at minimal cost Early EOG JV wells at no cost to Seneca Experienced PA Operator - Top-Notch Team Long history of PA operations First Horizontal drilled in 17 days Median 1-Week IP: 7 MMCFD

Seneca Resources Summary Maintain California oil production Continue as low-cost producer Use excess cash flow for Marcellus growth Produce-out Gulf of Mexico Minimal Capex Strong production from recent development projects Focus on the Marcellus Plan 50-70 horizontal wells in Fiscal 2010 Net Marcellus production: Current: 32 MMCFD September 2010 Forecast: 40-70 MMCFD September 2011 Forecast: 100+ MMCFD

National Fuel Gas Company Dividend Growth (CHART) $1.34 $0.19 Compound Annual Growth Rate 5.2% National Fuel has had 107 uninterrupted years of dividend payments and has increased its dividend for 39 consecutive years

National Fuel Gas Company Capital Structure (CHART) $2.958 Billion(1) at March 31, 2010 (CHART) Forecasted Capital Structure(2) at September 30, 2011 At March 31, 2010, Comprehensive Shareholders' Equity, Long-Term Debt and the Current Portion of Long-Term Debt totaled $2.958 Billion as presented on the Company's Balance Sheet, of which $1.049 Billion was Long-Term Debt, $0.2 Billion was the Current Portion of Long-Term Debt and $1.709 Billion was Comprehensive Shareholders' Equity At September 30, 2011, forecasted Total Capitalization is $3.215 Billion, of which $0.899 Billion is Long-Term Debt, $0.150 Billion is the Current Portion of Long-Term Debt, $0.253 Billion is Short-Term Debt and $1.913 Billion is Comprehensive Shareholders' Equity

Ranked the 4th best energy company in 2009 Report Based on the 4-year averages of: Profit Margin Dividend Yield FCF, ROE, ROA Sustainable Growth Consistently in the Top 10 best energy companies (2006-2009 Reports) "National Fuel Gas ... strongly positioned in gas markets from the well to the burner tip." Public Utilities Fortnightly National Fuel Gas Company

National Fuel Gas Company Peer Group Comparisons Peer Group Total Return National Fuel 61% E&P Peers 61% Diversified Peers 47% Utility Peers 28% 1-Year Total Return Peer Group Total Return National Fuel 21% Utility Peers 4% E&P eers -5% Diversified Peers -10% 3-Year Total Return Peer Group Total Return National Fuel 127% E&P Peers 84% Diversified Peers 49% Utility Peers 37% 5-Year Total Return National Fuel's Diversified business model continues to generate long-term outperformance versus its peer groups by limiting downside risk through economically challenging times and capturing upside growth in an expanding market All returns for the period ending April 30, 2010, share prices adjusted for all dividend payments Diversified Peers: D, EGN, EP, EQT, MDU, STR, WMB; Utility Peers: AGL, ATO, CPK, NI, NJR, NWN, SWX, UGI, WGL; E&P Peers: BRY, CHK, CNX, COG, CRZO, EOG, KWK, PVA, PETD, PQ, RRC, SM, SWN, SFY

Appendix

Corporate & Financial Highlights National Fuel Gas Company

Net Plant by Segment (CHART) National Fuel Gas Company

National Fuel

National Fuel Gas Company

2010 EPS Guidance & Sensitivity

NFG & Subsidiaries

Fiscal 2010

Earnings per Share (Diluted) Guidance[1]

	Range
Consolidated Earnings	\$2.45 - \$2.70[1]

Earnings per Share Sensitivity to Changes from \$5.00/MMBtu for natural gas and \$75.00/Bbl for crude oil[1]

\$1 change per MMBtu gas		\$5 change per Bbl oil	
Increase	Decrease	Increase	Decrease
+\$0.05	-\$0.05	+\$0.03	-\$0.03

As of May 6, 2010, for its fiscal 2010 earnings guidance, the Company is utilizing flat commodity pricing of \$5.00 per MMBtu for natural gas and \$75.00 per Bbl for crude oil, and adjusting for basis differential

Seneca Resources Production Guidance:
46 to 51 Bcfe

(1) *The earnings guidance and sensitivity table are current as of May 6, 2010. The sensitivity table only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differentials, as additional hedging contracts are entered into, and with the settling of NYMEX hedge contracts at their maturity. For its fiscal 2010 earnings forecast, the Company is using flat commodity pricing of \$5.00 per MMBtu for natural gas and \$75.00 per Bbl for crude oil, and adjusting for basis differential.*

52
May 17, 2010

(CHART) Sources and Uses of Cash National Fuel Gas Company 2010 Forecast $ Millions 2011 Forecast $578 For its fiscal 2010 earnings forecast, the Company is using flat commodity pricing of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil, and adjusting for basis differential. For its fiscal 2011 earnings forecast, the Company is using flat commodity pricing of $5.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil, and adjusting for basis differential. NFG Consolidated sources of cash includes cash from operations for all of the Company's segments. $578 $1,093 $1,093 (1) (1)

National Fuel Gas Company Debt Maturity Schedule (CHART) Fiscal Year Total Long-Term Debt Outstanding At March 31, 2010: $1.249 B

National Fuel Gas Company Capital Resources & Credit Ratings Capital Resources(1) $300.0 MM Commercial Paper Program and Uncommitted Credit Facilities - Aggregate of $720.0 MM $300.0 MM Committed Credit Facility through September 2010 - backs Commercial Paper Program RATING AGENCY RATING FITCH BBB+ MOODY'S Baa1 STANDARD & POOR'S BBB CURRENT CREDIT RATINGS The Company may issue debt or equity securities in a public offering or a private placement from time to time, depending on market conditions, indenture requirements, regulatory authorizations and the Company's capital requirements.

Utility Segment National Fuel Gas Distribution Corporation

Rate Cases Pennsylvania New York Effective Date Effective Date 1/1/2007 12/28/2007 Rate Case Result Rate Case Result Settled Litigated Approximate Rate Base Approximate Rate Base $280 - 290 MM(1) $699 MM Approximate Base Rate Revenue Increase Approximate Base Rate Revenue Increase $14.3 MM $1.8 MM Conservation Incentive Program Conservation Incentive Program N/A $10.8 MM (1) Represents the approximate range of rate base filed for in this case Utility

(CHART) Utility NFGDC Rate Base New York Ratemaking uses an average net plant and rate base for setting rates and calculating earnings Pennsylvania Ratemaking uses a date certain net plant and rate base for setting rates and calculating earnings (1) (2)

(1) Calculated using Average Total Comprehensive Shareholder Equity. (CHART) Utility Return on Equity (1)

Utility Average Use per Residential Customer (CHART) 12 Months Ended September (Fiscal Year)

Exploration & Production Seneca Resources Corporation

Exploration & Production Proved Reserves (CHART) Proved Reserves @ 9/30 491 Bcfe 503 Bcfe 528 Bcfe West - California Reserves: 342 Bcfe (64%) (57 Mmboe) FY '09 Production: 20.1 Bcfe (47%) Gulf of Mexico Reserves: 35 Bcfe (7%) FY '09 Production: 13.7 Bcfe (32%) East - Appalachia Reserves: 151 Bcfe (29%) FY '09 Production: 8.7 Bcfe (21%)

Marcellus Shale Company Net Acres Shares Outstanding (MM) Acres/1K Shares Seneca Resources 738,000 80.5 9.17 Range Resources 1,400,000 157.4 8.89 Atlas Energy Resources LLC 519,000 78.1 6.65 Carrizo Oil & Gas 108,000 31.1 3.47 EQT Corp. 445,000 130.9 3.40 Chesapeake Energy 1,520,000 644.5 2.36 Cabot Oil & Gas 179,500 103.7 1.73 EXCO Resources 348,000 211.5 1.65 CNX Gas 250,000 151.0 1.66 Ultra Petroleum 170,000 151.4 1.12 EOG Resources 240,000 252.3 0.95 Seneca is One of the Largest Marcellus Acreage Holders Taken from UBS research report, dated February 16, 2010; top 11 acreage holders sorted by acres/1,000 shares outstanding. The most Marcellus acreage per share outstanding (1)

Marcellus Shale Western Development Area Decline Curve - 3.0 BCF Estimated Ultimate Recovery (EUR) (CHART) Category Type Curve Parameters Initial Rate 3,550 MCF/D Average first year decline 68% Final decline 6% Hyperbolic Coefficient 1.6 Abandonment rate 10 MCF/D Average first month rate 3,090 MCF/D Average first year rate 1,580 MCF/D EUR 3.0 BCF

Upper Devonian Development Drilling (CHART)

National Fuel Gas Supply Corporation Empire Pipeline, Inc. Pipeline & Storage

Pipeline & Storage/Midstream Expansion Initiatives Project Name Capacity (Dth/Day) Estimated CapEx In-Service Date Status Covington Gathering System - Phase I 200,000 ~16 MM 11/17/09 Project flowing into the Tennessee 300 Line Lamont Compressor Station 40,000 $40 MM June 2010 Construction under FERC Blanket Certificate Line "N" Expansion 150,000 $23 MM Nov. 2011 Preparing FERC Application for May filing Tioga County Extension 350,000 $45 MM Sept. 2011 Negotiating Precedent Agreements Northern Access 320,000 $60 MM June 2012 Executed Precedent Agreements West to East - Phases I & II 425,000 $260 MM Late 2011 - 2012 Ongoing post-open season negotiations East Branch & Galbraith Storage Expansion 7.9 Bcf $64 MM April 2013 35 new wells and 12.4 miles of pipe

WEST TO EAST PHASE 1 & PHASE 2 APPALACHIAN LATERAL LAMONT COMPRESSOR STATION COVINGTON GATHERING SYSTEM TIOGA COUNTY EXTENSION LINE "N" EXPANSION GALBRAITH STORAGE EAST BRANCH STORAGE 68 WEST TO EAST EXPANSION HORIZONTAL DRILLING ACTIVITY VERTICAL DRILLING ACTIVITY PIPELINE & STORAGE / MIDSTREAM EXPANSION INITIATIVES NORTHERN ACCESS May 17, 2010

National Fuel Gas Company Comparable GAAP Financial Measure Slides and Reconciliations This presentation contains certain non-GAAP financial measures. For pages that contain non-GAAP financial measures, pages containing the most directly comparable GAAP financial measures and reconciliations are provided in the slides that follow. The Company believes that its non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's operating results in a manner that is focused on the performance of the Company's ongoing operations. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures prepared in accordance with GAAP.

Reconciliation to Income from Continuing Operations by Segment to Consolidated GAAP Net Income
     ($ Thousands)

				12 Mos. Ended
	FY 2007	FY 2008	FY 2009	3/31/2009
GAAP Net Income
E&P Segment GAAP Net Income	$210,669	$146,612	$(10,238)	$112,373
P&S Segment GAAP Net Income	56,386	54,148	47,358	37,799
Utility Segment GAAP Net Income	50,886	61,472	58,664	60,043
Marketing Segment GAAP Net Income	7,663	5,889	7,166	8,049
Corporate & All Other GAAP Net Income	11,851	607	(2,242)	(3,435)

Total GAAP Net Income	$337,455	$268,728	$100,708	$214,829

Discontinued Operations
Income (Loss) from Operations, Net of Tax	$15,479	$—	$—	$—
Gain on Disposal, Net of Tax	120,301	—	—	—

Income (Loss) from Discontinued Operations, Net of Tax	$135,780	$—	$—	$—

Income from Continuing Operations
E&P Segment Income from Continuing Operations	$74,889	$146,612	$(10,238)	$112,373
P&S Segment Income from Continuing Operations	56,386	54,148	47,358	37,799
Utility Segment Income from Continuing Operations	50,886	61,472	58,664	60,043
Marketing Segment Income from Continuing Operations	7,663	5,889	7,166	8,049
Corporate & All Other Income from Continuing Operations	11,851	607	(2,242)	(3,435)

Total Income from Continuing Operations	$201,675	$268,728	$100,708	$214,829

Items Impacting Comparability
Reversal of reserve for preliminary project costs (P&S)	$(4,787)	$—	$—	$—
Resolution of purchased gas contingency (Marketing)	(2,344)	—	—	—
Discontinuance of hedge accounting (P&S)	(1,888)	—	—	—
Gain on sale of turbine (Corporate & All Other)	—	(586)	—	—
Gain on life insurance policies (Corporate & All Other)	—	—	(2,312)	—
Impairment of investment partnership (Corporate & All Other)	—	—	1,085	—
Impairment of landfill gas assets (Corporate & All Other)	—	—	2,786	2,786
Impairment of oil and gas properties (E&P)	—	—	108,207	—

Total Items Impacting Comparability	$(9,019)	$(586)	$109,766	$2,786

Income from Continuing Operations excluding Items Impacting Comparability
E&P Segment Operating Income	$74,889	$146,612	$97,969	$112,373
P&S Segment Operating Income	49,711	54,148	47,358	37,799
Utility Segment Operating Income	50,886	61,472	58,664	60,043
Marketing Segment Operating Income	5,319	5,889	7,166	8,049
Corporate & All Other Operating Income	11,851	21	(683)	(649)

Total Income from Continuing Operations excluding Items Impacting Comparability	$192,656	$268,142	$210,474	$217,615

Reconciliation of Segment Capital Expenditures to
     Consolidated Capital Expenditures
     ($ Thousands)

					FY 2010	FY 2011
	FY 2006	FY 2007	FY 2008	FY 2009	Forecast	Forecast
Capital Expenditures from Continuing Operations
Exploration & Production Capital Expenditures	$166,535	$146,687	$192,187	$188,290	$320,000-370,000	$425,000-525,000
Pipeline & Storage Capital Expenditures	26,023	43,226	165,520	50,118	$35,000-45,000	$200,000-250,000
Utility Capital Expenditures	54,414	54,185	57,457	56,178	$55,000-60,000	$55,000-60,000
Marketing, Corporate & All Other Capital Expenditures	5,419	3,501	1,745	8,728	$20,000-30,000	$15,000-25,000

Total Capital Expenditures from Continuing Operations	252,391	247,599	416,909	303,314	$455,000-525,000	$695,000-860,000

Capital Expenditures from Discountinued Operations
Exploration & Production Capital Expenditures	41,768	29,129	—	—	—	—

Total Capital Expenditures from Discontinued Operations	$41,768	$29,129	$—	$—	$—	$—

Less Accrued Capital Expenditures
Exploration & Production Accrued Capital Expenditures	$—	$—	$—	$(9,093)	$—	$—
Pipeline & Storage Accrued Capital Expenditures	—	—	(16,768)	16,768	—	—
All Other Accrued Capital Expenditures	—	—	—	(715)	—	—

Less Total Accrued Capital Expenditures	$—	$—	$(16,768)	$6,960	$—	$—

Eliminations	—	—	(2,407)	(344)	—	—

Total Capital Expenditures per Statement of Cash Flows	$294,159	$276,728	$397,734	$309,930	$430,000-505,000	$695,000-860,000

Reconciliation of Appalachian Growth Capital Expenditures to
     Consolidated Capital Expenditures
     ($ Millions)

					FY 2010	FY 2011
	FY 2006	FY 2007	FY 2008	FY 2009	Forecast	Forecast
Appalachian Growth Capital Expenditures from Continuing Operations[1]
Exploration & Production Capital Expenditures — East Division	$27.0	$39.1	$65.8	$138.6	$280-315	$405-475
Less Exploration & Production Accrued Capital Expenditures	—	—	—	(9.1)	—	—
Pipeline & Storage Appalachian Expansion Capital Expenditures	—	—	—	—	$5-10	$155-185
Midstream Capital Expenditures	—	—	—	8.1	$20-27.5	$15-22.5

Total Appalachian Capital Expenditures from Continuing Operations	$27.0	$39.1	$65.8	$137.6	$305-352.5	$575-682.5

Other Capital Expenditures from Continuing Operations
Exploration & Production Capital Expenditures	$139.5	$107.6	$126.4	$49.7	$40-55	$20-50
Pipeline & Storage Capital Expenditures	26.0	43.2	165.5	50.1	$30-35	$45-65
Utility Capital Expenditures	54.4	54.2	57.5	56.2	$55-60	$55-60
Marketing, Corporate & All Other Capital Expenditures	5.4	3.5	1.7	0.6	$0-2.5	$0-2.5

Total Other Capital Expenditures from Continuing Operations	$225.4	$208.5	$351.1	$156.6	$125-152.5	$120-177.5

Capital Expenditures from Discountinued Operations
Exploration & Production Capital Expenditures	41.8	29.1	—	—	—	—

Total Capital Expenditures from Discontinued Operations	$41.8	$29.1	$—	$—	$—	$—

Less Accrued Capital Expenditures
Pipeline & Storage Accrued Capital Expenditures	$—	$—	$(16.8)	$16.8	$—	$—
All Other Accrued Capital Expenditures	—	—	—	(0.7)	—	—

Less Total Accrued Capital Expenditures	$—	$—	$(16.8)	$16.1	$—	$—

Eliminations	—	—	(2.4)	(0.3)	—	—

Total Capital Expenditures per Statement of Cash Flows	$294.1	$276.7	$397.7	$309.9	$430-505	$695-860

(1)	Defined as spending related to efforts to drill for, gather, or transport Appalachian sources of natural gas.